Exhibit 11

                           LEGALITY OF SHARES OPINION

                             FEDERATED EQUITY FUNDS
                              5800 CORPORATE DRIVE
                           PITTSBURGH, PA 15237-7000
                                 (412) 288-1900

                                  May 17, 2002

The Trustees of Federated Equity Funds
5800 Corporate Drive
Pittsburgh, PA  15237-7000

Ladies and Gentlemen:

      Federated Kaufmann Fund (the "Kaufmann Fund"), a portfolio of Federated Equity Funds, a Massachusetts business trust (the "Trust"), proposes to acquire all of the assets of Federated Aggressive Growth Fund (the "Growth Fund"), a portfolio of the Trust, in exchange for Class A, B and C Shares of the Kaufmann Fund (the "Shares") pursuant to the Agreement and Plan of Reorganization dated March 8, 2002 (the "Agreement"), included as an exhibit to the registration statement of the Trust filed on Form N-14 (No. 333-81372), pursuant to the Securities Act of 1933, as amended (the "N-14 Registration").

      As counsel I have reviewed the appropriate documents relating to the organization of the Trust, its registration under the Investment Company Act of 1940, the registration of its securities on Form N-1A under the Securities Act of 1933 and participated in the drafting of the N-14 Registration. Specifically, I have examined and am familiar with the written Declaration of Trust dated April 17, 1984 (Amended and Restated August 15, 1995), the Bylaws of the Corporation, and such other documents and records deemed relevant for the purpose of rendering this opinion. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

Based upon the foregoing, it is my opinion that:

      1. the Trust is duly organized and validly existing pursuant to the Declaration of Trust; and

       2. the Shares which are currently being registered by the N-14 Registration may be legally and validly issued in accordance with the Agreement and the Declaration of Trust upon receipt of consideration sufficient to comply with the provisions of the Declaration of Trust and subject to compliance with the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

      I hereby consent to the filing of this opinion as an exhibit to the N-14 Registration referred to above and to any application or registration statement filed under the securities laws of any of the States of the United States.

                                    Very truly yours,

                                     /s/ G. Andrew Bonnewell
                                    ------------------------------
                                    G. Andrew Bonnewell
                                    Assistant Secretary
                                    Federated Equity Funds